Exhibit 99.1

VESTIN REALTY MORTGAGE II, INC.
REPORTS THIRD QUARTER FINANCIAL RESULTS

Las Vegas – November 3, 2009 – Vestin Realty Mortgage II, Inc. (Nasdaq: VRTB) reported a net loss for the third quarter ended September 30, 2009 of approximately $17.4 million, or ($1.27) per share, on revenues of approximately $1.3 million, compared with a net loss of approximately $40.1 million or ($2.72) per share on revenues of approximately $3.7 million in the comparable period in 2008.  In addition, VRTB reported a net loss for the nine months ended September 30, 2009 of approximately $38.4 million, or ($2.78) per share, on revenues of approximately $5.8 million, compared with a net loss of approximately $65.5 million or ($4.41) per share on revenues of approximately $16.8 million in the comparable period in 2008.  The Company’s operating results for the 2009 periods were impacted by the recognition of a gain on the repurchase at a discount of certain outstanding debt securities as discussed below.  The Company recognized a gain in this regard of approximately $17.6 million and $27.2 million, respectively, for the three and nine months ended September 30, 2009.

The Company noted that the losses for the three and nine months ended September 30, 2009, were in significant part due to the level of non-performing loans and the increase in properties acquired through foreclosure.  As of September 30, 2009, the Company had 28 loans outstanding with an aggregate principal amount approximating $143.0 million, of which 11 loans with an aggregate principal amount approximating $79.5 million were considered non-performing.  As of September 30, 2008, the Company had 38 loans outstanding with an aggregate principal amount approximating $233.1 million, of which 18 loans with an aggregate principal amount approximating $144.9 million were considered non-performing.  Loans are considered non-performing when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement or when the payment of interest is 90 days past due.  In addition, as of September 30, 2009, the Company owned 16 properties, with a book value of approximately $21.0 million that we acquired through foreclosure, compared with 11 properties owned with a book value of approximately $42.0 million, as of September 30, 2008.

The Company recorded loan loss provisions and write downs on real estate held for sale of approximately $36.3 million and $19.5 million, respectively, during the nine months ended September 30, 2009.  In addition, the Company incurred professional fees of approximately $5.9 million, primarily due to the legal fees relating to the legal actions that have been filed against us in connection with the REIT conversion.  The loan loss provisions and write downs on real estate held for sale are non-cash items.  Net cash flow used in operating activities was approximately $4.5 million.

As of September 30, 2009, there were no Junior Subordinated Notes outstanding.  All of the Junior Subordinated Notes were acquired by us in exchange for replacement securities that we had purchased in the open market.  Pursuant to the terms agreed with the representative of the Noteholders, we acquired $1.00 face amount of Junior Subordinated Notes in exchange for $0.50 of replacement securities.  During the nine months ended September 30, 2009, we recognized a gain of approximately $27.2 million from such exchange.

As of September 30, 2009, shareholder equity was $6.72 per common share.  The Company had on its balance sheet $1.0 million of cash, $77.6 million of investment in real estate loans, net of allowance of $65.4 million, $21.0 million in real estate held for sale and $18.5 million in total liabilities as of September 30, 2009.

About Vestin Realty Mortgage II, Inc.

Vestin Realty Mortgage II, Inc. is a real estate investment trust (“REIT”) that invests in commercial real estate loans.  As of September 30, 2009, Vestin Realty Mortgage II, Inc. had assets of approximately $110.7 million.  Vestin Realty Mortgage II, Inc. is managed by Vestin Mortgage, Inc., which is a subsidiary of Vestin Group, Inc., which is engaged in asset management, real estate lending and other financial services through its subsidiaries.  Since 1995, Vestin Mortgage Inc. has facilitated more than $2.0 billion in lending transactions.

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995 and the federal securities laws.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved.  Readers are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties, such as the Company’s potential inability to accurately forecast its operating results; the Company’s potential inability to regain profitability or generate positive cash flow from operations; constraints in the credit markets, the availability of take-out financing for our borrowers; defaults on outstanding loans; unexpected difficulties encountered in pursuing our remedies if a loan is in default; a decline in the value of collateral securing our loans, declining real estate values in the markets we serve and other risks associated with the Company’s business. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Contact:
Steve Stern
Stern And Company
702-240-9533
steve@sdsternpr.com

VESTIN REALTY MORTGAGE II, INC.

CONSOLIDATED BALANCE SHEETS

ASSETS

	September 30, 2009	December 31, 2008
	(Unaudited)
Assets
Cash	$1,011,000	$8,026,000
Cash - restricted	--	5,000,000
Investment in marketable securities - related party	777,000	496,000
Interest and other receivables, net of allowance of $410,000 at September 30, 2009 and $593,000 at December 31, 2008	1,148,000	1,345,000
Notes receivable, net of allowance of $4,737,000 at September 30, 2009 and $2,340,000 at December 31, 2008	--	--
Real estate held for sale	20,977,000	24,433,000
Investment in real estate loans, net of allowance for loan losses of $65,409,000 at September 30, 2009 and $78,208,000 at December 31, 2008	77,569,000	146,834,000
Due from related parties	338,000	--
Investment in equity affiliate	--	100,000
Assets under secured borrowings	8,370,000	10,600,000
Deferred financing costs	280,000	2,504,000
Other assets	279,000	144,000

Total assets	$110,749,000	$199,482,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts payable and accrued liabilities	$6,566,000	$2,154,000
Due to related parties	--	522,000
Secured borrowings	7,910,000	9,907,000
Junior subordinated notes payable	--	56,350,000
Note payable	4,001,000	24,000

Total liabilities	18,477,000	68,957,000

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	--	--
Treasury stock, at cost 1,256,526 shares at September 30, 2009 and 1,198,573 at December 31, 2008	(5,857,000)	(5,692,000)
Common stock, $0.0001 par value; 100,000,000 shares authorized; 14,997,363 shares issued and 13,740,837 outstanding at September 30, 2009 and 14,997,363 shares issued and 13,798,790 outstanding at December 31, 2008	1,000	1,000
Additional paid in capital	278,550,000	278,550,000
Accumulated deficit	(179,996,000)	(141,627,000)
Accumulated other comprehensive loss	(426,000)	(707,000)

Total stockholders' equity	92,272,000	130,525,000

Total liabilities and stockholders' equity	$110,749,000	$199,482,000

VESTIN REALTY MORTGAGE II, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For The Three Months Ended		For The Nine Months Ended
	9/30/2009	9/30/2008	9/30/2009	9/30/2008

Revenues
Interest income from investment in real estate loans	$1,290,000	$3,605,000	$5,591,000	$16,084,000
Gain related to pay off of real estate loan, including recovery of allowance for loan loss	--	--	110,000	--
Other income	4,000	82,000	117,000	675,000
Total revenues	1,294,000	3,687,000	5,818,000	16,759,000

Operating expenses
Management fees - related party	274,000	274,000	823,000	823,000
Provision for loan loss	19,663,000	19,966,000	36,266,000	42,253,000
Interest expense	2,405,000	1,828,000	5,482,000	4,756,000
Professional fees	2,241,000	1,359,000	5,514,000	1,954,000
Professional fees - related party	153,000	47,000	409,000	110,000
Loan fees	483,000	--	1,431,000	--
Other	189,000	450,000	814,000	998,000
Total operating expenses	25,408,000	23,924,000	50,739,000	50,894,000

Loss from operations	(24,114,000)	(20,237,000)	(44,921,000)	(34,135,000)

Non-operating income (loss)
Gain on purchase of debt	17,550,000	--	27,233,000	1,556,000
Dividend income - related party	--	--	--	86,000
Interest income from banking institutions	--	126,000	22,000	308,000
Impairment of marketable securities - related party	--	(2,228,000)	--	(2,228,000)
Settlement expense	--	--	(76,000)	--
Total other non-operating income (loss)	17,550,000	(2,102,000)	27,179,000	(278,000)

Loss from real estate held for sale
Revenue related to real estate held for sale	--	--	55,000	--
Net gain (loss) on sale of real estate held for sale	5,000	(259,000)	(223,000)	(259,000)
Expenses related to real estate held for sale	(299,000)	(525,000)	(959,000)	(1,002,000)
Write-downs on real estate held for sale	(10,584,000)	(17,023,000)	(19,500,000)	(29,802,000)
Total loss from real estate held for sale	(10,878,000)	(17,807,000)	(20,627,000)	(31,063,000)

Loss before provision for income taxes	(17,442,000)	(40,146,000)	(38,369,000)	(65,476,000)

Provision for income taxes	--	--	--	--

NET LOSS	$(17,442,000)	$(40,146,000)	$(38,369,000)	$(65,476,000)

Basic and diluted loss per weighted average common share	$(1.27)	$(2.72)	$(2.78)	$(4.41)

Dividends declared per common share	$--	$--	$--	$0.49

Weighted average common shares	13,777,618	14,772,583	13,783,798	14,844,070